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                        Consent of Independent Auditors


We consent to the reference to our firm under the captions "Experts" and "Financial Statements" and to the use of our report dated February 15, 1999 with respect to the statutory-basis financial statements of EquiTrust Life Insurance Company, in Post-Effective Amendment No. 1 to the Registration Statement (Form S-6 No. 333-62221) and related Prospectus of EquiTrust Life Variable Account II dated May 1, 1999.

                              /s/ Ernst &Young LLP

Des Moines, Iowa
April 26, 1999